Exhibit 99.1
DZS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements as of and for the six-month period ended June 30, 2024 and for the year ended December 31, 2023, the date of the latest publicly available financial information for DZS Inc. and subsidiaries (collectively, the “Company”), gives effect to the divestiture of the Company’s Asia business and the NetComm Acquisition, as further described below and elsewhere in the unaudited pro forma financial information, pursuant to Article 11 of Regulation S-X or Rule 8-05 of Regulation S-X.
On April 5, 2024, the Company and DZS California Inc. (“DZS California”), a wholly owned subsidiary of the Company, consummated the previously disclosed sale of the Asia business contemplated by the Stock Purchase Agreement, dated as of January 5, 2024, as amended (the “Stock Purchase Agreement”), among the Company, DZS California, and DASAN Networks, Inc., a Korean company and significant shareholder of the Company (“DNI”). Pursuant to the Stock Purchase Agreement, DZS California sold to DNI all of the equity interests in DASAN Network Solutions, Inc., a Korean company, D-Mobile Limited, a Taiwan company, DZS Vietnam Company Limited, a Vietnamese company, Dasan India Private Limited, an Indian company, and DZS Japan, Inc., a Japanese company (collectively, the “Asia” business) for a purchase price consisting of approximately $3.8 million in cash, net of certain adjustments, and the elimination of approximately $34.3 million in debt and interest owed to DNI as of the transaction date. The Company had previously recognized the Asia business as discontinued operations within the consolidated statement of comprehensive loss as of and for the six-month period ended June 30, 2024, and therefore the consolidated statement of comprehensive loss of the Company were previously reported to exclude the results of operations from its Asia business from continuing operations within its consolidated statement of comprehensive loss.
On June 1, 2024, the Company completed the acquisition of all the issued and outstanding equity of NetComm Wireless Pty Ltd (Administrators Appointed) ACN 002 490 986, a private limited company registered in New South Wales, Australia (“NetComm”) for a combination of cash and contingent consideration (referred to herein as the “NetComm Acquisition”). NetComm is a broadband networking innovator in the 5G fixed wireless, home broadband, fiber-extension, and IoT technology domain industries.
The following unaudited pro forma condensed consolidated statements of comprehensive loss for the six-month period ended June 30, 2024, and for the year ended December 31, 2023, are presented on a basis to reflect the Asia business divestiture and the NetComm Acquisition as if they had occurred on January 1, 2023. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2024, was not necessary as both the Asia business divestiture and the NetComm Acquisition are already reflected in the condensed consolidated balance sheet as of June 30, 2024, included in the Form 10-Q as filed on September 3, 2024.
The unaudited pro forma condensed financial information and accompanying notes have been derived from and should be read in conjunction with:
•the historical unaudited condensed consolidated financial statements of DZS as of and for the six-months period ended June 30, 2024, and the related notes in accordance with U.S. GAAP, which are included in DZS’ Quarterly Report on Form 10-Q filed with the SEC on September 3, 2024,
•the historical audited consolidated financial statements of DZS as of and for the year ended December 31, 2023, and the related notes in accordance with U.S. GAAP, which are included in DZS’ Annual Report on Form 10-K filed with the SEC on August 13, 2024, and
•the historical unaudited condensed consolidated financial statements of NetComm for the period from January 1, 2024, through May 31, 2024, prepared in accordance with International Financial Reporting Standards (“IFRS”),
•the historical audited consolidated financial statements of NetComm as of and for the year ended December 31, 2023, which are presented as exhibits to this Form 8-K/A, and prepared in accordance with IFRS, and
•other information related to DZS and NetComm contained in this Current Report.

DZS’ historical consolidated financial information has been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (i) directly attributable to the Asia business divestiture and the NetComm Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma statement of comprehensive loss, expected to have a continuing impact on results. The resulting unaudited pro forma condensed consolidated financial statements do not include any management adjustments related to cost savings, operating synergies, tax benefits or revenue enhancements (or the necessary costs to achieve such benefits) that are expected to result from the Asia business divestiture or the NetComm Acquisition.
The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the Asia business divestiture and the NetComm Acquisition. The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what actual results of operations would have been had the Asia business divestiture and the NetComm Acquisition occurred on the date assumed, nor are they necessarily indicative of our future consolidated results of operations.

DZS Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Income (Loss)
For the six months ended June 30, 2024
(In thousands, except per share data)

		NetComm	Other
	Historical	Historical	Pro Forma
	Note 3 (a)	Note 3 (b)	Adjustments	Note 3	Pro Forma
Net revenue	$58,733	$17,630	$—		$76,363
Cost of revenue	35,681	13,298	—		48,979
Gross profit	23,052	4,332	—		27,384
Operating expenses:
Research and product development	14,458	3,502	59	(d)	18,019
Selling, marketing, general and administrative	34,028	3,252	—		37,280
Related party management fees	—	602	(602)	(f)	—
Restructuring and other charges	244	—	—		244
Amortization of intangible assets	2,380	—	925	(g)	3,305
Total operating expenses	51,110	7,356	382		58,848
Operating loss	(28,058)	(3,024)	(382)		(31,464)
Interest expense, net	(2,618)	30	(2,027)	(h) (i)	(4,615)
Bargain purchase gain	41,544	—	—		41,544
Other expense, net	(554)	—	—		(554)
Income (Loss) before income taxes	10,314	(2,994)	(2,409)		4,911
Income tax provision	776	—	—	(n)	776
Net income (loss) from continuing operations	9,538	(2,994)	(2,409)		4,135
Loss from discontinued operations (net of income tax benefit)	(3,319)	—	3,319	(j)	—
Loss on sale of discontinued operations	(2,803)	—	—		(2,803)
Net loss from discontinued operations	(6,122)	—	3,319		(2,803)
Net income (loss)	3,416	(2,994)	910		1,332

Foreign currency translation adjustments	(1,795)	—	1,357	(k)	(438)
Reclassification of foreign currency translation adjustments	12,023	—	—		12,023
Actuarial loss	(72)	—	—		(72)
Comprehensive income (loss)	$13,572	$(2,994)	$2,267		$12,845
Net income from continuing operations per share
Basic	$0.25				$0.11
Diluted	$0.25				$0.11
Net loss from discontinued operations per share
Basic	$(0.16)				$(0.07)
Diluted	$(0.16)				$(0.07)
Weighted average shares outstanding
Basic	37,528				37,528
Diluted	37,622				37,622

DZS Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Loss
For the year ended December 31, 2023
(In thousands, except per share data)

		Asia	NetComm	Other
	Historical	Divestiture	Historical	Pro Forma
	Note 3 (a)	Note 3 (c)	Note 3 (b)	Adjustments	Note 3	Pro Forma
Net revenue	$244,541	$(123,296)	$92,189	$—		$213,434
Cost of revenue	204,102	(102,169)	64,888	5,092	(l)	171,913
Gross profit	40,439	(21,127)	27,301	(5,092)		41,521
Operating expenses:
Research and product development	55,780	(21,225)	14,336	120	(d)	49,011
Selling, marketing, general and administrative	88,260	(18,019)	10,522	(255)	(e) (m)	80,508
Restructuring and impairment charges	4,491	—	—	—		4,491
Related party management fees	—	—	13,441	(13,441)	(f)	—
Related party receivable impairment	—	—	736	(736)	(f)	—
Impairment of long-lived assets	3,073	(1,560)	—	—		1,513
Impairment of goodwill	12,594	(1,642)	—	—		10,952
Amortization of intangible assets	5,230	—	—	2,189	(g)	7,419
Total operating expenses	169,428	(42,446)	39,035	(12,123)		153,894
Operating loss	(128,989)	21,319	(11,734)	7,031		(112,373)
Interest expense, net	(3,992)	1,292	(937)	(2,858)	(h) (i)	(6,495)
Loss on extinguishment of debt	(594)	—	—	—		(594)
Other income (expense), net	(864)	1,084	(178)	—		42
Income/(loss) before income taxes	(134,439)	23,695	(12,849)	4,173		(119,420)
Income tax provision (benefit)	779	(65)	128	—		842
Net loss	(135,218)	23,760	(12,977)	4,173		(120,262)

Foreign currency translation adjustments	(2,844)	—	—	1,819	(k)	(1,025)
Actuarial loss	(941)	—	—	—		(941)
Comprehensive loss	$(139,003)	$23,760	$(12,977)	$5,992		$(122,228)
Net loss per share
Basic	$(4.29)					$(3.81)
Diluted	$(4.29)					$(3.81)
Weighted average shares outstanding
Basic	31,546					31,546
Diluted	31,546					31,546

DZS INC. AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(in millions, except per share figures)

1. BASIS FOR PRO FORMA PRESENTATION
The unaudited pro forma condensed consolidated statements of comprehensive loss for the six-month period ended June 30, 2024, and for the year ended December 31, 2023, are presented as if the Asia business divestiture and the NetComm Acquisition had occurred on January 1, 2023. As the Asia business divestiture and the NetComm Acquisition were already reported within the historical consolidated balance sheet as of June 30, 2024, included in the Form 10-Q as filed on September 3, 2024, no pro forma adjustments for this transaction were required in the pro forma condensed consolidated balance sheet.
The Company previously recognized the Asia business as discontinued operations in the consolidated statement of comprehensive loss for the six-month period ended June 30, 2024, and the consolidated statement of comprehensive loss excluded the results of operations from its Asia business from its continuing operations within its comprehensive statement of comprehensive loss for the six-month period ended June 30, 2024. For purposes of the unaudited pro forma condensed consolidated statement of comprehensive loss for the year ended December 31, 2023, the exclusion of the operating results of the Asia business have been incorporated within the adjustments labeled “Asia Divestiture.”
The Company reports the results of operations of a business as discontinued operations if a disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when a business is sold and classified as held for sale, in accordance with the criteria of Accounting Standards Codification (“ASC”) Topic 205 Presentation of Financial Statements and ASC Topic 360 Property, Plant and Equipment. The results of discontinued operations are reported in Income from Discontinued Operations, Net of Tax in the statement of comprehensive loss for the current and prior periods commencing in the period in which the business met the criteria of discontinued operations, and includes any gain or loss recognized on closing, or adjustment of the carrying amount to fair value less cost to sell. Assets and liabilities of a business classified as held for sale are recorded at the lower of its carrying amount or estimated fair value less cost to sell. If the carrying amount of the business exceeds its estimated fair value less cost to sell, a loss is recognized. Assets and liabilities related to a business classified as held for sale are segregated in the current and prior balance sheets in the period in which the business is classified as held for sale. Transactions between the businesses held for sale and businesses held for use that are expected to continue to exist after the disposal are not eliminated to appropriately reflect the continuing operations and balances held for sale.
For purposes of the unaudited pro forma condensed consolidated statement of comprehensive loss for the six-months ended June 30, 2024, and for the year ended December 31, 2023, the results of operations of NetComm for the period from January 1, 2024 through May 31, 2024, and for the year ended December 31, 2023, respectively, have been incorporated within the adjustments labeled “NetComm Historical.”
2. ACCOUNTING POLICIES
Upon completion of the NetComm Acquisition, management performed a comprehensive review of NetComm’s accounting policies. Based on management’s initial analysis, management has not identified any material differences between NetComm’s accounting policies in accordance with IFRS from DZS’ accounting policies in accordance with U.S. GAAP that would have a material impact on the unaudited pro forma condensed combined financial information with the exception of those specifically denoted in Note 3.

DZS INC. AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(in millions, except per share figures)

3. NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
The unaudited pro forma condensed consolidated financial information has been prepared to give effect of the Asia business divestiture and the NetComm Acquisition as follows:
(a)Represents DZS’ historical condensed consolidated statements of comprehensive loss for the six-months ended June 30, 2024, and for the year ended December 31, 2023, prior to any pro forma adjustments described below.
(b)Represents the historical results of operations of NetComm for the period from January 1, 2024 through May 31, 2024, and for the year ended December 31, 2023 for inclusion in the pro forma condensed consolidated statements of comprehensive loss for the six-month period ended June 30, 2024, and year ended December 31, 2023, respectively.
(c)Represents the historical results of operations of the Asia business for the year ended December 31, 2023.
(d)Represents the U.S. GAAP conforming adjustment to recognize the research and development expense for amounts previously capitalized under IFRS of $0.1 million and $0.1 million for the period from January 1, 2024 through May 31, 2024, and for the year ended December 31, 2023, respectively.
(e)Represents the adjustment of $0.3 million of amortization expense from “Selling, marketing, general, and administrative” for the year ended December 31, 2023.
(f)Represents the removal of certain management fees paid to NetComm’s previous owner of $0.6 million and $14.2 million for the period from January 1, 2024 through May 31, 2024, and for the year ended December 31, 2023, respectively.
(g)Represents the incremental amortization expense of approximately $0.9 million and $2.2 million associated with the amortization of acquired intangible assets recognized as part of the NetComm Acquisition for the six-month period ended June 30, 2024, and year ended December 31, 2023, respectively.
(h)Represents the reversal of interest expense of $0.6 million associated with amounts owed to NetComm’s previous parent company for the year ended December 31, 2023. Immaterial interest expense was recognized in NetComm’s consolidated statement of operations for the period from January 1, 2024 through May 1, 2024, associated with this related party debt.
(i)Reflects the recognition of the interest expense of $2.0 million and $3.5 million associated with the loan entered into in connection with the NetComm Acquisition for the six-month period ended June 30, 2024, and year ended December 31, 2023, respectively.
(j)Reflects the removal of the loss from discontinued operations from the Asia business for the six-month period ended June 30, 2024
(k)Reflects the reduction in the foreign currency translation adjustment of $1.4 million and $1.8 million in comprehensive loss as a result of the Asia divestiture for the six-month period ended June 30, 2024, and the year ended December 31, 2023, respectively
(l)Represents the incremental expense of approximately $5.1 million associated with the recognition of the inventory fair value step-up, determined as a result of the application of ASC 805, Business Combinations, for the year-ended December 31, 2023.
(m)Subsequent to June 30, 2024 through the date of this filing, the Company has incurred additional non-recurring costs of approximately $0.1 million to complete the transactions. These costs primarily relate to accounting, legal and other advisory fees associated with separation activities.
(n)The income tax provision for NetComm for the period January 1 through May 31, 2024, and Proforma Adjustments for the six-month period ended June 30, 2024, reflect an income tax expense of nil due to NetComm incurring a net loss for this period and the non-recognition of any Deferred Tax Assets due to the uncertainty of recoupment.

DZS INC. AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(in millions, except per share figures)

3. NET INCOME/(LOSS) PER SHARE
Represents the net income/(loss) per share calculated using the historical weighted average shares outstanding, assuming the Asia business divestiture and the NetComm Acquisition occurred on January 1, 2023. Although the Asia business divestiture and the NetComm Acquisition are reflected as if they had occurred as of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net loss per share is not changed from the historical amounts for the periods presented as no changes occurred to the Company’s capital structure as a result of these transactions.

(in thousands, except for share and per share data)	For the year ended December 31, 2023	For the six-month period ended June 30, 2024
Pro forma income/(loss) from continuing operations attributable to common stockholders	$(120,262)	$4,135
Pro forma weighted-average shares outstanding, basic	31,545,605	37,528,203
Pro forma weighted-average shares outstanding, diluted	31,545,605	37,621,973
Net income/(loss) per share - basic	$(3.81)	$0.11
Net income/(loss) per share - diluted	$(3.81)	$0.11
The following potential outstanding securities were excluded from the computation of pro forma net income/(loss) per share, basic and diluted, because their effect would have been anti-dilutive, or issuance of such shares is contingent upon the satisfaction of certain conditions which are not satisfied as of the period end for pro forma presentation purposes.

Share Type	Shares as of December 31, 2023	Shares as of June 30, 2024
Stock options	1,326,817	1,243,653
Unvested restricted stock units	2,897,885	7,062,952
Warrants	199,000	6,100,000